ICC25 7826 Jackson National Life Insurance Company® FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH BONUS, ANNUAL STEP-UP TO THE HIGHEST QUARTERLY CONTRACT VALUE AND DEATH BENEFIT Thank you for choosing Jackson National Life Insurance Company, also referred to as "the Company." This guaranteed minimum withdrawal benefit (GMWB) and guaranteed minimum death benefit is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below as of the Effective Date of this add-on benefit. To the extent any provisions contained in this add-on benefit are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this add-on benefit will control. The provisions of Your Contract remain in effect except where modified by this add-on benefit. PLEASE NOTE: THIS ADD-ON BENEFIT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED EXCEPT AS OUTLINED IN THE DEATH BENEFIT PROVISIONS. YOU MAY CHANGE THE OWNERSHIP OF THE CONTRACT, HOWEVER THE COVERED LIFE AND DESIGNATED LIFE (AS DEFINED BY THIS ADD-ON BENEFIT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. THE COMPANY ENCOURAGES YOU TO SEEK LEGAL AND/OR TAX ADVICE. PREMIUM ALLOCATIONS AND TRANSFERS TO A FIXED ACCOUNT OPTION ARE NOT ALLOWED WHILE THIS ADD-ON BENEFIT IS IN EFFECT. AS STATED IN YOUR CONTRACT: THE COMPANY RESERVES THE RIGHT TO LIMIT, RESTRICT, SUSPEND OR REJECT ANY OR ALL SUBSEQUENT PREMIUM PAYMENTS. IF THE COMPANY EXERCISES SUCH RIGHT, YOU MAY NO LONGER BE ABLE TO FUND THIS BENEFIT, WHICH MAY IMPACT ITS POTENTIAL VALUE AND DURATION. PLEASE NOTE: PARTIAL WITHDRAWALS IN EXCESS OF THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA) OR THE REQUIRED MINIMUM DISTRIBUTION (RMD) DURING THE CONTRACT YEAR MAY BE SUBJECT TO WITHDRAWAL CHARGES AND COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THIS ADD-ON BENEFIT PROVIDES NO CASH OR NONFORFEITURE VALUES. ADD-ON BENEFIT

ICC25 7826 2 The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract and is applicable to this add-on benefit only: All terms defined in the Contract that are used in this add-on benefit have the same definition as in the Contract. "BONUS. An amount credited to the Guaranteed Withdrawal Balance (GWB) in years during the Bonus Period in which no withdrawals are taken. BONUS BASE. The value that the Bonus percentage is multiplied by to determine the amount of the Bonus applied to the GWB. BONUS PERIOD. The time period over which You are eligible for a Bonus, as shown on the Supplemental Contract Data Pages. BONUS PERIOD RESET. The date the Bonus Period is re-started due to a Bonus Base step- up. CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary. COVERED LIFE. The life on which the GMWB Death Benefit is based. The Covered Life is determined on the Effective Date of the add-on benefit. If the Owner is a natural person, then the Owner is the Covered Life. For Joint Owners, each Joint Owner is a Covered Life. If the Owner is a legal entity, then the Annuitant is the Covered Life. For Joint Annuitants, each Joint Annuitant is a Covered Life. DESIGNATED LIFE. The life on which certain GMWB values are based. The Designated Life is the oldest Covered Life. The Designated Life may not be changed. DETERMINATION DATE. The date the Guaranteed Annual Withdrawal Amount Percentage (GAWA%) is determined. The Determination Date is the earliest of: 1. the date You elect to opt out of the bonus provision, automatic GWB step-ups, the GWB adjustment, and subsequent premiums to avoid an increase in the GMWB Component Charge percentage; 2. the time of the first withdrawal after the Effective Date of this add-on benefit; 3. the date the Contract Value reduces to zero; 4. the date the GMWB is continued by the spousal Beneficiary; or 5. the date the Life Income of the GAWA Income Option is elected. EFFECTIVE DATE. The date the GMWB values are first determined. The Effective Date is the Issue Date and is the date shown on the Supplemental Contract Data Pages. EXCESS WITHDRAWAL. The portion of the total withdrawals during each Contract Year on or after the Effective Date that exceeds the Guaranteed Withdrawal on the date of the withdrawal. FOR LIFE GUARANTEE. A guarantee that allows You to take partial withdrawals for the lifetime of the Covered Life who dies first.

ICC25 7826 3 GMWB DEATH BENEFIT. The minimum death benefit payable when the Contract Value is greater than zero, as described in the GMWB Death Benefit provision, and the value upon which the GMWB Death Benefit Component Charge is based. GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount You can withdraw each Contract Year without reducing the guaranteed amount You can withdraw in future Contract Years on Contracts without an applicable RMD or where the GAWA is higher than the applicable RMD. GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage used to determine the GAWA. GUARANTEED WITHDRAWAL. The general term used to describe the greater of the GAWA or applicable RMD. GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GMWB Component Charge and other GMWB values are based. GWB ADJUSTMENT. The minimum GWB guaranteed on the GWB Adjustment Date if no withdrawals are taken prior to that date. GWB ADJUSTMENT DATE. The date the GWB Adjustment is applied to the GWB shown on the Supplemental Contract Data Pages. REQUIRED MINIMUM DISTRIBUTION (RMD). For certain Qualified Plan contracts, the RMD is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only. For purposes of this add-on benefit, on Contracts with an applicable RMD that is higher than the GAWA, the RMD is the maximum amount You can withdraw each Contract Year without reducing the guaranteed amount You can withdraw in future Contract Years. For purposes of this add-on benefit, this definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract." 2) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of any Covered Life is incorrectly stated on the Effective Date of the GMWB, but falls within the allowable age range then, on the date the misstatement is discovered, the GWB, GAWA and GMWB Death Benefit will be recalculated based on the GAWA% applicable at the correct age. If the age of any Covered Life is incorrectly stated on the Effective Date of the GMWB and falls outside the allowable age range then, on the date the misstatement is discovered, the GMWB will be null and void and all GMWB Charges will be refunded."

ICC25 7826 4 3) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period, if the GMWB is in effect, the Contract's annual report will also include: 1. any Bonus amount credited to the GWB; 2. the beginning and ending GWB; 3. the applicable GAWA% and the GAWA available for withdrawal in the following Contract Year; 4. the GMWB Death Benefit at the end of the reporting period; and 5. the Contract Value after the application of the GMWB Charge." 4) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows You to receive Guaranteed Withdrawals prior to the Income Date: 1) if the For Life Guarantee is in effect, during the lifetime of the Covered Life who dies first, or 2) if the For Life Guarantee is not in effect, until the earlier of the death of any Covered Life or the GWB is depleted, regardless of the performance of the Investment Divisions or level of the Contract Value. The GAWA will not reduce if total partial withdrawals taken within each Contract Year do not exceed the Guaranteed Withdrawal. If You do not take the full Guaranteed Withdrawal in one Contract Year, You may not withdraw more than the Guaranteed Withdrawal in subsequent Contract Years without reducing the GAWA. The withdrawals made under this add-on benefit are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract. For purposes of this add-on benefit, partial withdrawals are considered to be the entire amount withdrawn from the Contract after the Effective Date of this add-on benefit, including any applicable charges for and adjustments to such withdrawals. Guaranteed Withdrawals are considered partial withdrawals while the Contract Value is greater than zero and affect all Contract values the same as any other partial withdrawal would. The total amount received under this guarantee may be less than the GWB at election due to the application of charges and adjustments under the Contract. A partial withdrawal in excess of the Withdrawal Value will be permitted as long as total partial withdrawals in the Contract Year do not result in an Excess Withdrawal. A partial withdrawal in excess of the Contract Value will be permitted as long as total partial withdrawals in the Contract Year do not result in an Excess Withdrawal. If a partial withdrawal that does not result in an Excess Withdrawal is taken and exceeds the Contract Value, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply. Assessment of GMWB Charge. The GMWB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. The GMWB Charge will be deducted at the end of each Contract Quarter on a pro rata basis from the Investment Divisions. The deduction of the GMWB Charge from the Investment Divisions results in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units.

ICC25 7826 5 The GMWB Charge will be discontinued upon the earlier of the termination of this add-on benefit or the date on which the Contract Value equals zero. Upon termination, a pro rata GMWB Charge will be assessed for the period since the last quarterly GMWB Charge. The Company reserves the right to increase the GMWB Component Charge percentage and/or GMWB Death Benefit Component Charge percentage, subject to the conditions and Maximum Guaranteed Minimum Withdrawal Benefit Charge provision shown on the Supplemental Contract Data Pages. Guaranteed Withdrawal Balance. On the Effective Date of this add-on benefit, the GWB equals the initial Premium payment, net of any applicable taxes, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. With each Premium payment received after the Effective Date of this add-on benefit, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the GWB Maximum. Partial withdrawals will affect the GWB as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Guaranteed Withdrawal, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal results in an Excess Withdrawal, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an Excess Withdrawal, then reduced in the same proportion that the Contract Value is reduced by the Excess Withdrawal; or b. zero. The GWB may not be withdrawn as a lump sum and is not payable as a death benefit. Guaranteed Annual Withdrawal Amount. On the Effective Date of this add-on benefit, the GAWA% is defined according to the table on the Supplemental Contract Data Pages. The GAWA% is determined on the Determination Date. Once determined, the GAWA% will not subsequently change. The GAWA% is based on the Designated Life's attained age on the Determination Date. The GAWA is equal to the GAWA% multiplied by the GWB at the time of determination. With each Premium payment received after the Determination Date, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the lesser of: 1. the GAWA% multiplied by the Premium payment, net of any applicable taxes; or 2. the GAWA% multiplied by the increase in the GWB.

ICC25 7826 6 Partial withdrawals will affect the GAWA as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Guaranteed Withdrawal, the GAWA will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year results in an Excess Withdrawal, the GAWA is reduced in the same proportion as the Contract Value is reduced by the Excess Withdrawal. At the end of each Contract Year after the Determination Date, if the For Life Guarantee is not in effect and the GWB is less than the GAWA, the GAWA is set equal to the GWB. Guaranteed Withdrawal Balance Bonus. After the Effective Date of this add-on benefit, a Bonus will be applied to the GWB at the end of each Contract Year during the Bonus Period if no withdrawals are taken during that Contract Year. When the Bonus is applied: 1. The GWB equals the GWB prior to the application of the Bonus plus the Bonus Base multiplied by the Bonus Percentage shown on the Supplemental Contract Data Pages, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. If the Bonus is applied after the Determination Date, the GAWA is the greater of: a. the GAWA% multiplied by the new GWB; or b. the GAWA prior to the Bonus. The Bonus Base is determined as follows: 1. On the Effective Date of this add-on benefit, the Bonus Base is equal to the GWB. 2. With each Premium payment received after the Effective Date of this add-on benefit, the Bonus Base will be recalculated to equal the Bonus Base prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the Bonus Base Maximum shown on the Supplemental Contract Data Pages. Partial withdrawals will affect the Bonus Base as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Guaranteed Withdrawal, the Bonus Base will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year results in an Excess Withdrawal, the Bonus Base is set equal to the lesser of the GWB following the partial withdrawal or the Bonus Base prior to the partial withdrawal. Adjustments to the Bonus Base due to partial withdrawals will continue even if You have elected to discontinue the GWB Bonus provision to avoid charge increases. The GWB Bonus provision is terminated on the earliest of 1) the date the Contract Value is reduced to zero, 2) the date You elect to discontinue the GWB Bonus provision to avoid charge increases, 3) the date the Bonus Period ends, or 4) the date the GMWB is terminated.

ICC25 7826 7 GWB Adjustment. After the Effective Date of this add-on benefit, if no withdrawals are taken on or prior to the GWB Adjustment Date, the GWB Adjustment is applied to the GWB on the GWB Adjustment Date. At the time the GWB Adjustment is applied, the GWB will be set equal to the greater of the current GWB or the GWB Adjustment, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. The GWB Adjustment is determined as follows: On the Effective Date of this add-on benefit, the GWB Adjustment is equal to the GWB Adjustment Percentage shown on the Supplemental Contract Data Pages multiplied by the GWB, subject to the GWB Adjustment Maximum shown on the Supplemental Contract Data Pages. With each Premium payment received after the Effective Date of this add-on benefit and prior to the first Contract Anniversary following the Effective Date of this add-on benefit, the GWB Adjustment will be recalculated to equal the GWB Adjustment prior to the Premium payment plus the Premium payment, net of any applicable taxes, multiplied by the GWB Adjustment Percentage, subject to the GWB Adjustment Maximum. With each Premium payment received on or after the first Contract Anniversary following the Effective Date of this add-on benefit, the GWB Adjustment will be recalculated to equal the GWB Adjustment prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the GWB Adjustment Maximum. The GWB Adjustment provision is terminated on the earliest of 1) the GWB Adjustment Date, 2) the date a partial withdrawal is made prior to the GWB Adjustment Date, 3) the date the Contract Value is reduced to zero, 4) the date this GMWB add-on benefit is terminated, 5) the date this GMWB add-on benefit is continued by a spousal Beneficiary, or 6) the date You elect to discontinue the GWB Adjustment provision to avoid charge increases. For Life Guarantee. The For Life Guarantee becomes effective on the For Life Guarantee Effective Date shown on the Supplemental Contract Data Pages unless: 1. the Contract has terminated; 2. the Contract Value is reduced to zero before the For Life Guarantee Effective Date; 3. the Income Date precedes the For Life Guarantee Effective Date; or 4. any Covered Life that dies before the For Life Guarantee Effective Date. If the For Life Guarantee becomes effective after the Determination Date, the GAWA is reset to equal the GAWA% multiplied by the current GWB. The For Life Guarantee is terminated when this GMWB is terminated or if this GMWB is continued by a spousal Beneficiary or spousal Joint Owner.

ICC25 7826 8 Contract Value Reduces to Zero. If the Contract Value is reduced to zero as the result of a partial withdrawal which does not result in an Excess Withdrawal, or due to the deduction of charges; 1. all rights under the Contract cease, 2. no subsequent Premium payments will be accepted, 3. all other add-on benefits are terminated without value, 4. Spousal Continuation is not available upon the death of any Covered Life, 5. the Bonus Period is terminated and no further Bonuses will apply; and 6. the GMWB Death Benefit is terminated and no death benefit will apply on the death of any Covered Life. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time the Contract Value reduces to zero and the GAWA will be equal to the GAWA% multiplied by the GWB. If the For Life Guarantee is in effect, You will receive annual payments of the GAWA until the death of any Covered Life. If the For Life Guarantee is not in effect, You will receive annual payments of the GAWA until the earlier of the depletion of the GWB or the death of any Covered Life. With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted. The last payment will not exceed the remaining GWB at the time of payment. Upon the death of any Covered Life all payments will cease and no death benefit will apply. Subject to the Company's approval, You may elect to receive payments more frequently than annually. However, the total of the payments made during any Contract Year may not exceed the GAWA. Guaranteed Withdrawal Balance Step-Up. On each Contract Anniversary following the Effective Date of this add-on benefit, the GWB will automatically step up to the highest Quarterly Contract Value if the highest Quarterly Contract Value is greater than the GWB. The highest Quarterly Contract Value is equal to the highest of the quarterly adjusted Contract Values from the four most recent Contract Quarterly Anniversaries, including the Contract Anniversary upon which the step-up is determined. The quarterly adjusted Contract Value is equal to the Contract Value on the Contract Quarterly Anniversary, plus any Premium paid subsequent to that Contract Quarterly Anniversary, net of any applicable taxes, adjusted for any partial withdrawals taken subsequent to that Contract Quarterly Anniversary. Partial withdrawals will affect the quarterly adjusted Contract Value as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Guaranteed Withdrawal, the quarterly adjusted Contract Value is equal to the greater of: a. the quarterly adjusted Contract Value prior to the partial withdrawal less the partial withdrawal; or b. zero.

ICC25 7826 9 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the Guaranteed Withdrawal, a. the Excess Withdrawal is defined to be the lesser of: 1. the total amount of the current partial withdrawal; or 2. the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the Guaranteed Withdrawal, and b. the quarterly adjusted Contract Value is equal to the greater of: 1. the quarterly adjusted Contract Value prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an Excess Withdrawal, then reduced in the same proportion that the Contract Value is reduced for the Excess Withdrawal; or 2. zero At the time of step-up: 1. The GWB equals the highest Quarterly Contract Value, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. The Bonus Base equals the greater of: a. the new GWB; or b. the Bonus Base prior to the step-up. If the step-up occurs after the Determination Date, the GAWA is recalculated and is equal to the greater of: 1. the GAWA% multiplied by the new GWB; or 2. the GAWA prior to the step-up." 5) The following language is added to the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: "Guaranteed Withdrawals are not subject to any applicable Withdrawal Charges. EXCESS WITHDRAWAL. An Excess Withdrawal will cause the GWB, GAWA and GMWB Death Benefit to be reduced proportionally as follows: a. The dollar-for-dollar portion (DFD Portion) of the partial withdrawal is equal to the greater of the Guaranteed Withdrawal, less all prior partial withdrawals made in the current Contract Year; or zero. b. The Proportional Reduction Factor for the partial withdrawal is defined to be: 1 – partial withdrawal amount – DFD Portion_________ Contract Value prior to partial withdrawal – DFD Portion c. The GWB is equal to the greater of the GWB prior to the Excess Withdrawal, reduced for the DFD portion, then multiplied by the Proportional Reduction Factor; or zero. d. The GAWA is equal to the GAWA prior to the Excess Withdrawal multiplied by the Proportional Reduction Factor. e. The GMWB Death Benefit is equal to the GMWB Death Benefit prior to the Excess Withdrawal multiplied by the Proportional Reduction Factor.

ICC25 7826 10 Excess Withdrawals in a Contract Year that also exceed the Free Withdrawal amount may be subject to Withdrawal Charges, if applicable. An Excess Withdrawal that reduces the Contract Value to zero will terminate the GMWB." 6) The following language is revised in the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: "Partial withdrawals will affect the Contract Value as follows: 1. The Minimum Contract Value remaining after a partial withdrawal shown on the Contract Data Pages of the Contract will be waived. 2. The Minimum partial withdrawal amount shown on the Contract Data Pages of the Contract will be waived." 7) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon the death of any Covered Life, while the Contract is still in effect with a Contract Value greater than zero, the death benefit payable is guaranteed not to be less than the GMWB Death Benefit. Upon continuation of the Contract by a spousal Joint Owner or a spousal Beneficiary, the spouse may elect to terminate the GMWB on the continuation date and thereafter no GMWB Charge will be assessed. If the surviving spouse elects to terminate the GMWB upon continuation of the Contract, the surviving spouse may elect a new GMWB, subject to availability, on any future Contract Anniversary. If the spouse elects to terminate the GMWB on the continuation date, the Contract will continue at a new Contract Value determined as the greater of the current Contract Value or the GMWB Death Benefit. Any excess of the GMWB Death Benefit and the current Contract Value is defined as the "continuation adjustment." The Company will allocate the continuation adjustment to the Investment Divisions based on the current allocation rules for the Contract. If the GMWB is continued by the spouse, no continuation adjustment will be added to the Contract Value. The For Life Guarantee and the GWB Adjustment provisions will no longer be effective and the GAWA% will not change on future step-ups. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age on the continuation date and the GAWA will be equal to the GAWA% multiplied by the GWB. No other adjustments will be made to the GWB, GAWA, or GMWB Death Benefit at the time of such continuation. Step-ups to the GWB and the GMWB Death Benefit will continue as permitted in accordance with the rules described under the GWB Step-Up provision and GMWB Death Benefit provision. Bonuses will continue to apply in accordance with the rules described in the GWB Bonus provision. Contract Years and Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and the Effective Date of this add-on benefit will not change. The Bonus Period will continue to be based on the original Effective Date of this add-on benefit or the most recent Bonus Period Reset, if applicable. The latest date the Bonus Period Reset is available will continue to be based on the Designated Life's attained age.

ICC25 7826 11 GMWB Death Benefit. On the Effective Date of this add-on benefit, the GMWB Death Benefit is equal to the GWB. With each Premium payment received after the Effective Date of this add-on benefit, the GMWB Death Benefit is recalculated to equal the GMWB Death Benefit prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the GMWB Death Benefit Maximum shown on the Supplemental Contract Data Pages. On the GMWB Death Benefit Step-Up Contract Anniversary, shown on the Supplemental Contract Data Pages, the GMWB Death Benefit will automatically step up if the Contract Value multiplied by the GMWB Death Benefit Step-Up Percentage is greater than the GMWB Death Benefit, subject to the GMWB Death Benefit Maximum. This step-up will result in the GMWB Death Benefit stepping-up to equal to the Contract Value multiplied by the GMWB Death Benefit Step-Up Percentage shown on the Supplemental Contract Data Pages. The GMWB Death Benefit Step-Up will not occur if You elect to discontinue GMWB Death Benefit step-ups to avoid charge increases. Partial withdrawals will affect the GMWB Death Benefit as follows: a. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Guaranteed Withdrawal, the GMWB Death Benefit will be unchanged. b. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year results in an Excess Withdrawal, the GMWB Death Benefit is reduced in the same proportion as the Contract Value is reduced by the Excess Withdrawal. The GMWB Death Benefit will terminate on the date the Contract Value equals zero." 8) The following language is added to the INCOME PROVISIONS of the Contract: "On the Latest Income Date, in addition to the Income Options available in Your Contract, You may elect one of the following Income Options: LIFE INCOME OF THE GAWA. This option is only available if the For Life Guarantee is in effect on the Latest Income Date. You are entitled to receive payments of a fixed dollar amount during Your lifetime (with Joint Owners, the lifetime of the Joint Owner who dies first). All payments end upon Your death or the death of any Joint Owner. The total annual amount payable under this Income Option will equal the GAWA in effect at the time of election of this Income Option. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time of election of this Income Option and the GAWA will be equal to the GAWA% multiplied by the GWB. This amount will be paid in the frequency that You elect, which may not be less frequently than annually. However, in the event of Your death or the death of any Joint Owner before the first monthly payment, the Company will pay the amount allocated to this Income Option to You or, if You are deceased, to Your Beneficiary. The death benefit payable to the Beneficiary(ies) upon receipt of Due Proof of Your death (or the death of either Joint Owner) is equal to the GMWB Death Benefit (if the GMWB Death Benefit has not been terminated) as of the Latest Income Date. If the GMWB Death Benefit has been terminated prior to the Latest Income Date, there is no death benefit payable upon Your death.

ICC25 7826 12 SPECIFIED PERIOD INCOME OF THE GAWA. This option is only available if the For Life Guarantee is not in effect on the Latest Income Date. You are entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the Latest Income Date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this Income Option will equal the GAWA in effect at the time of election of this Income Option, but no payment will exceed the remaining GWB at the time of payment. This amount will be paid over the determined number of years in the frequency that You elect, which may not be less frequently than annually. If, upon Your death or the death of any Joint Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. The death benefit payable to the Beneficiary(ies) upon receipt of Due Proof of Your death (or the death of either Joint Owner) is equal to the GMWB Death Benefit (if the GMWB Death Benefit has not been terminated) as of the Latest Income Date. If the GMWB Death Benefit has been terminated prior to the Latest Income Date, there is no death benefit payable under this add-on benefit. If You (or both Joint Owners) are alive on the date that the final payment of the remaining GWB is due, the GMWB Death Benefit will be payable to You in a lump sum along with the remaining GWB. This Income Option may not be available on certain Qualified Plans. LIFE INCOME WITH ADDITIONAL DEATH BENEFIT. This option is only available if the Owner is the Annuitant or is a legal entity and the GMWB Death Benefit has not been terminated. A monthly payment for the Annuitant's lifetime. All payments end upon the Annuitant's death. However, in the event of the Annuitant's death before the first monthly payment, the Company will pay the amount allocated to this Income Option to You or, if You are deceased, to Your Beneficiary. An additional death benefit is payable to the Beneficiary upon the death of the Annuitant and is equal to the excess, if any, of a. over b. where: a. is the GMWB Death Benefit determined as of the Latest Income Date; and b. is the Contract Value determined as of the Latest Income Date. JOINT AND SURVIVOR INCOME WITH ADDITIONAL DEATH BENEFIT. This option is only available if the Owner is the Annuitant or is a legal entity and the GMWB Death Benefit has not been terminated. A monthly payment for the longer of the Annuitant's lifetime or that of a second person You designate. Upon the occasion of the first person to die, monthly payments continue during the survivor's lifetime at either the full amount previously payable or as a percentage (either one-half or two-thirds) of the full amount, as You select at the time You elect the Income Option. If reduced annuity payments to the survivor are desired, the Company will calculate Variable Annuity Payments using either one-half or two-thirds of the number of Annuity Units for each Investment Division comprising the Variable Annuity Payments payable during the joint life of the Annuitant and the designated second person. The Company will calculate Fixed Annuity Payments equal to either one-half or two-thirds of the Fixed Annuity Payment payable during the joint life of the Annuitant and the designated second person. All payments end upon the death of the last surviving Annuitant. However, in the event of the deaths of the Annuitant and the designated second person before the first monthly payment, the Company will pay the amount allocated to this Income Option to You or, if You are deceased, Your Beneficiary. An additional death benefit is payable to the Beneficiary upon the death of the survivor and is equal to the excess, if any, of a. over b. where: a. is the GMWB Death Benefit determined as of the Latest Income Date; and b. is the Contract Value determined as of the Latest Income Date.

ICC25 7826 13 LIFE ANNUITY WITH 120 MONTHLY PERIODS GUARANTEED WITH ADDITIONAL DEATH BENEFIT. This option is only available if the Owner is the Annuitant or is a legal entity and the GMWB Death Benefit has not been terminated. A monthly payment for the Annuitant's lifetime with the guarantee that the Company will make no fewer than 120 monthly payments to You. If the Owner is a legal entity, upon the Annuitant's death, if fewer than the guaranteed number of payments have been made, the remaining guaranteed payments will be made to You as previously scheduled. If the Owner is the Annuitant, in the event You die before the Company makes the specified number of guaranteed payments, Your Beneficiary may elect to continue to receive the Income Payments according to the terms of this Contract, or alternatively may elect to receive the present value of any remaining guaranteed payments in a single lump-sum payment. The Company will determine the interest rate used in this present value calculation, but in no instance will it be greater than one percentage point higher than the rate used to calculate the initial Income Payment. An additional death benefit is payable to the Beneficiary upon the death of the Annuitant and is equal to the excess, if any, of a. over b. where: a. is the GMWB Death Benefit determined as of the Latest Income Date; and b. is the Contract Value determined as of the Latest Income Date." TERMINATION OF THE GMWB. When the GMWB terminates, a pro rata GMWB Charge will be deducted from Your Contract Value for the period since the last quarterly GMWB Charge, and all benefits under this and any other add-on benefits end on the earliest of: 1. the date You elect to receive income payments under the Contract; 2. the Latest Income Date; 3. the date You take a total withdrawal; 4. the date upon which any Covered Life dies, unless the spouse elects to continue the Contract; 5. the continuation date if the spouse elects to terminate the GMWB; or 6. the date upon which all obligations for payment under this add-on benefit have been satisfied after the Contract has been terminated. Signed for the Jackson National Life Insurance Company President

ICC25 7826-S SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Add-On Benefit for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: [1234567890] Add-On Benefit: For Life Guaranteed Minimum Withdrawal Benefit with Bonus, Annual Step-Up to the Highest Quarterly Contract Value and Death Benefit Covered Life/Designated Life: [John Doe] Covered Life/Designated Life's Attained Age on the Effective Date: [35] Covered Life: [Jenny Doe] Effective Date: [May 1, 2025] Bonus Percentage: [6.00%] of the Bonus Base Bonus Base Maximum: [$10,000,000] Guaranteed Withdrawal Balance (GWB) Adjustment Percentage: [200%] of the GWB GWB Adjustment Date: The later of: 1. the Contract Anniversary on or immediately following the Designated Life's [70th] birthday; or 2. the [12th] Contract Anniversary following the Effective Date of this add-on benefit. GWB Adjustment Maximum: [$10,000,000] GWB Maximum: [$10,000,000] For Life Guarantee Effective Date: The later of: 1. the Contract Anniversary on or immediately following the Designated Life's attained age [59 1/2]; or 2. the Effective Date of this add-on benefit.

ICC25 7826-S 2 GMWB Death Benefit Step-Up Contract Anniversary: [7th] Contract Anniversary following the Effective Date of this add-on benefit. GMWB Death Benefit Step-Up Percentage: [100%] GMWB Death Benefit Maximum: [$10,000,000] Guaranteed Annual Withdrawal Amount Percentage (GAWA%): Attained Age GAWA% [35-59 4.00% 60-64 4.00% 65-69 5.35% 70-74 5.45% 75-80 5.70% 81+ 5.85%] Guaranteed Minimum Withdrawal Benefit (GMWB) Charge. The GMWB Charge is comprised of two components: a GMWB Component Charge and a GMWB Death Benefit Component Charge. The GMWB Component Charge percentage equals [0.2875%] of the GWB on a quarterly basis. The GMWB Death Benefit Component Charge percentage equals [0.2000%] of the GMWB Death Benefit on a quarterly basis. The GMWB Charge is deducted (i) at the end of each Contract Quarter following the Effective Date of this add-on benefit; and (ii) upon termination of the GMWB. The GMWB Component Charge and/or GMWB Death Benefit Component Charge may increase, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge. Maximum Guaranteed Minimum Withdrawal Benefit Charge. On each [5th] Contract Anniversary following the Effective Date of this add-on benefit, the Company reserves the right to increase the GMWB Component Charge percentage by up to [0.0250%] on a quarterly basis. The Maximum GMWB Component Charge percentage is [0.6750%] on a quarterly basis. You may elect to opt out of the current and any future GMWB Component Charge percentage increases by forfeiting the Bonus provision, automatic step-ups, the GWB Adjustment and any other increases to the GWB and GAWA. Upon such election, no future Premium payments will be allowed and the GAWA% will be determined with no future recalculation. On each [5th] Contract Anniversary following the Effective Date of this add-on benefit, the Company reserves the right to increase the GMWB Death Benefit Component Charge percentage by up to [0.0375%] on a quarterly basis. The Maximum GMWB Death Benefit Component Charge percentage is [0.4000%] on a quarterly basis. You may elect to opt out of the current and any future GMWB Death Benefit Component Charge percentage increases by forfeiting the GMWB Death Benefit Step-Up and any other increases to the GMWB Death Benefit. Upon such election, no future Premium payments will be allowed.

ICC25 7826-S 3 Election to opt out of an increase to either GMWB Charge component is final and must be received in Good Order prior to the Contract Anniversary on which the GMWB Component Charge percentage and/or GMWB Death Benefit Component Charge percentage are scheduled to increase. If the GMWB Component Charge percentage and/or GMWB Death Benefit Component Charge percentage are increased, Written Notice will be provided to You [45] calendar days prior to the Contract Anniversary on which the GMWB Component Charge percentage and/or GMWB Death Benefit Component Charge percentage are scheduled to increase. Bonus Period. The Bonus Period begins on the Effective Date of this add-on benefit and will re-start at the time of a Bonus Period Reset. A Bonus Period Reset will only occur if the Bonus Base step-up occurs on or before the Contract Anniversary immediately following the Designated Life's [80th] birthday. The Bonus Period ends on the earliest of: 1. the Contract Anniversary on which You elect to opt out of the current and any future GMWB Charge increases; 2. the [10th] Contract Anniversary following the later of the Effective Date of this add-on benefit or the most recent Bonus Period Reset; or 3. the date on which the Contract Value reduces to zero as the result of a partial withdrawal or deduction of charges.